Exhibit 99.1

SciQuest Announces Fourth Quarter And Full Year 2012 Financial Results

Generated Strong Quarterly and Annual Results

Added 42 New Customers During 2012

Achieved All 2012 Priorities

CARY, N.C. – February 7, 2013 – SciQuest, Inc. (Nasdaq: SQI), a leading provider of cloud-based spend management solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2012.

Stephen Wiehe, President and Chief Executive Officer of SciQuest, said, “2012 was a year of strong results and solid execution. Fourth quarter and full year non-GAAP revenues grew 46% and 27% over the applicable 2011 periods, inclusive of strong organic performance. Our customer focus and commitment to generating long-term value helped us gain 42 new customers during 2012, excluding those gained via acquisition. We experienced growth across all of our markets, and the fourth quarter of 2012 was the best quarter ever for the Commercial sales team. In addition, we dramatically expanded our modular solution suite, meeting our 2012 objectives to add Contract Lifecycle Management, Spend Analysis and Accounts Payable products. Our performance and accomplishments in 2012 provide us with an excellent foundation for continued success that will help to further solidify our leadership position in the marketplace. Our priorities in 2013 will be to capitalize on the significant opportunities that our expanded product suite and market focus provide, attract new customers and cross-sell our enhanced and expanded suite to existing customers. At the same time, we are focused on driving operational efficiencies across the business.”

Fourth Quarter 2012 Results

SciQuest reported GAAP revenues of $19.7 million for the quarter ended December 31, 2012 compared to $14.2 million in the fourth quarter of 2011.

GAAP loss from operations in the fourth quarter of 2012 was $2.1 million compared to GAAP income from operations of $2.0 million in the fourth quarter of 2011. GAAP net loss was $2.4 million in the fourth quarter of 2012 compared to GAAP net income of $1.1 million in the same quarter in the prior year. The primary drivers of the fourth quarter 2012 losses were the expected dilutive impact of Upside Software and Spend Radar operations, the planned investments in product development and sales, GAAP acquisition related expenses and increased stock-based compensation.

GAAP basic net loss per share was $0.11 in the fourth quarter of 2012 based on 22.4 million average basic shares outstanding. GAAP diluted net income per share in the fourth quarter of 2011 was $0.05 based on 22.5 million average diluted shares outstanding.

Non-GAAP revenues(1) in the fourth quarter of 2012 were $20.8 million, up 46% from the prior year.

Non-GAAP income from operations(2) in the fourth quarter of 2012 was $2.7 million compared to non-GAAP income from operations(2) of $3.3 million in the fourth quarter of 2011. Non-GAAP net income(3) in the fourth quarter of 2012 was $1.6 million compared to non-GAAP net income(3) in the fourth quarter of 2011 of $2.0 million. The primary drivers of these changes in 2012 were the expected dilutive impact of Upside Software and Spend Radar operations as well as the planned investments in product development and sales.

Non-GAAP diluted net income per share(3) was $0.07 in the fourth quarter of 2012 based on 22.8 million average diluted shares outstanding. Based on 22.5 million average diluted shares outstanding, non-GAAP diluted net income per share(3) in the fourth quarter of 2011 was $0.09.

Full Year 2012 Results

On a full year basis, GAAP revenues were $66.5 million in 2012 compared to $53.4 million in 2011. GAAP loss from operations was $1.1 million in 2012 compared to GAAP income from operations of $5.3 million in 2011. GAAP net loss was $1.2 million in 2012 and GAAP basic net loss per share during the year was $0.05 based on 22.3 million average basic shares outstanding. In 2011, GAAP net income was $2.8 million and GAAP diluted net income per share was $0.13 based on 22.2 average diluted shares outstanding. The primary drivers of these losses were the expected dilutive impact of Upside Software and Spend Radar operations, the planned investments in product development and sales, GAAP acquisition related expenses and increased stock-based compensation.

Non-GAAP revenues(1) in 2012 were $68.0 million, up 27% from 2011.

Non-GAAP income from operations(2) was $8.9 million in 2012 compared to non-GAAP income from operations(2) of $10.4 million in 2011. Non-GAAP net income(3) was $5.5 million in 2012 compared to non-GAAP net income(3) of $6.4 million in 2011. The primary drivers of these changes in 2012 were the expected dilutive impact of Upside Software and Spend Radar operations as well as the planned investments in product development and sales.

Non-GAAP diluted net income per share(3) in 2012 was $0.24 based on 22.7 million average diluted shares outstanding. Based on 22.2 million average diluted shares outstanding, non-GAAP diluted net income per share(3) in 2011 was $0.29.

Net cash provided by operating activities in 2012 was $20.4 million compared to net cash provided by operating activities in 2011 of $17.4 million. Adjusted free cash flow(4) in 2012 was $15.7 million, up 10% from 2011, but $0.3 million less than the guidance range primarily due to timing factors.

Business Outlook

Based on the Company’s strong fourth quarter performance and the impact of recent acquisitions, SciQuest is issuing the following guidance:

First quarter 2013

•	GAAP revenues to be between $19.8 million and $20.2 million.

•	GAAP basic net loss per share to be between $0.06 and $0.07.

•	Basic weighted average shares outstanding to be approximately 22.5 million.

•	Non-GAAP revenues(1) to be between $20.7 million and $21.1 million.

•	Non-GAAP diluted net income per share(3) to be between $0.06 and $0.07.

•	Diluted weighted average shares outstanding to be approximately 22.9 million.

Full Year 2013

•	GAAP revenues to be between $86.1 million and $90.1 million.

•	GAAP basic net loss per share to be between $0.13 and $0.17.

•	Basic weighted average shares outstanding to be approximately 22.6 million.

•	Net cash provided by operating activities to be between $24.7 million and $27.7 million.

•

Purchase of property and equipment of approximately $3.5 million, capitalization of software development costs of approximately $5.6 million and acquisition related cash costs of approximately $2.4 million.

•	Non-GAAP revenues(1) to be between $89.0 million and $93.0 million.

•	Non-GAAP diluted net income per share(3) to be between $0.34 and $0.38.

•	Diluted weighted average shares outstanding to be approximately 23.1 million.

•	Adjusted free cash flow(4) to be between $18.0 million and $21.0 million.

Results from Upside Software and Spend Radar are included in SciQuest’s results on and after the date they were acquired, August 1, 2012 and October 1, 2012, respectively.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting impact on deferred revenue adjustment.
2)	Non-GAAP income and loss from operations excludes the purchase accounting impact on deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software.
3)	Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting impact on deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the negative tax-effect of these items.
4)	Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition related costs, less purchases of (i) property and equipment and (ii) capitalization of software development costs.

Conference Call Information

What:	SciQuest’s fourth quarter and full year 2012 financial results conference call
When:	Thursday, February 7, 2013
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(855) 297-9383, domestic
(708) 290-1311, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international

Live and replay conference ID code: 90763403

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (v) the purchase accounting impact on deferred revenue; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest’s (NASDAQ: SQI) easy to use solutions help contract management, procurement, and accounts payable professionals make daily operations efficient through smart automation, and turn the focus on more strategic decisions that impact the bottom line. With unmatched visibility into spending, combined with the Power of Q — the Company’s unique combination of products and support — SciQuest provides organizations with a strategic approach to procurement, improving bottom-line results.

To join the conversation, please visit our blog, The Open Kitchen—http://www.sciquest.com/blog/ or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements, including references to our priorities in 2013 and all statements in the “Business Outlook” section. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

SciQuest media contact:

Michelle Perkins

SciQuest, Inc.

919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com

SQI-F

SCIQUEST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except per share amounts)

	As of December 31,	As of December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,606	$14,958
Short-term investments	29,740	44,685
Accounts receivable, net	12,916	10,746
Prepaid expenses and other current assets	1,434	1,015
Deferred tax asset	77	70

Total current assets	59,773	71,474
Property and equipment, net	7,093	4,028
Goodwill	37,295	15,719
Intangible assets, net	16,346	5,433
Deferred project costs	6,962	7,025
Deferred tax asset	12,682	12,634
Other	173	55

Total assets	$140,324	$116,368

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,864	$102
Accrued liabilities	8,771	5,945
Deferred revenues	47,821	36,836

Total current liabilities	58,456	42,883
Deferred revenues, less current portion	14,640	12,778
Stockholders’ equity:
Common stock, $0.001 par value; 50,000 shares authorized; 22,525 and 22,133 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	23	22
Additional paid-in capital	81,894	74,083
Accumulated other comprehensive loss	(115)	—
Accumulated deficit	(14,574)	(13,398)

Total stockholders’ equity	67,228	60,707

Total liabilities and stockholders’ equity	$140,324	$116,368

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues	$19,704	$14,230	$66,465	$53,438
Cost of revenues (1)(2)	6,341	3,819	20,270	13,340

Gross profit	13,363	10,411	46,195	40,098

Operating expenses: (1)
Research and development	6,283	2,563	17,188	11,233
Sales and marketing	5,719	3,467	17,907	14,282
General and administrative	2,912	2,183	10,918	8,403
Amortization of intangible assets	532	236	1,268	864

Total operating expenses	15,446	8,449	47,281	34,782

(Loss) income from operations	(2,083)	1,962	(1,086)	5,316
Other (expense) income, net:
Interest income	20	24	95	91
Other (expense) income, net	(41)	218	(82)	207

Total other (expense) income, net	(21)	242	13	298

(Loss) income before income taxes	(2,104)	2,204	(1,073)	5,614
Income tax expense	(338)	(1,129)	(103)	(2,780)

Net (loss) income	$(2,442)	$1,075	$(1,176)	$2,834

Other comprehensive (loss) income:
Foreign currency translation adjustments	(12)	—	(115)	—

Comprehensive (loss) income	$(2,454)	$1,075	$(1,291)	$2,834

Net (loss) income per share
Basic	$(0.11)	$0.05	$(0.05)	$0.13
Diluted	$(0.11)	$0.05	$(0.05)	$0.13

Weighted average shares outstanding used in computing per share amounts
Basic	22,433	22,042	22,285	21,673
Diluted	22,433	22,519	22,285	22,241

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cost of revenues	$109	$100	$300	$313
Research and development	444	220	1,217	1,014
Sales and marketing	501	288	1,510	1,142
General and administrative	534	478	2,170	1,480

	$1,588	$1,086	$5,197	$3,949

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$287	$119	$928	$390
Amortization of acquired software:	324	42	553	168

	$611	$161	$1,481	$558

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cash flows from operating activities
Net (loss) income	$(2,442)	$1,075	$(1,176)	$2,834
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,608	591	4,281	2,142
Loss on disposal of fixed assets	2	—	38	—
Stock-based compensation expense	1,588	1,086	5,197	3,949
Deferred taxes	166	1,534	(55)	2,481
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,470)	(4,072)	556	(3,515)
Prepaid expense and other current assets	233	97	(145)	456
Deferred project costs and other assets	29	(700)	(1)	(1,263)
Accounts payable	1,575	102	1,764	51
Accrued liabilities	2,437	1,038	1,995	1,221
Deferred revenues	6,858	5,310	7,926	9,051

Net cash provided by operating activities	6,584	6,061	20,380	17,407
Cash flows from investing activities
Business acquisitions, net of cash acquired	(7,741)	—	(30,188)	(7,346)
Addition of capitalized software development costs	(934)	(409)	(3,113)	(1,004)
Purchase of property and equipment	(115)	(1,297)	(1,825)	(2,058)
Purchase of short-term investments	(4,820)	(21,340)	(6,020)	(36,340)
Maturities of short-term investments	1,625	3,760	20,965	11,655

Net cash used in investing activities	(11,985)	(19,286)	(20,181)	(35,093)
Cash flows from financing activities
Proceeds from public offering	—	—	—	15,405
Public offering costs	—	—	—	(408)
Repurchases of restricted stock	—	(28)	—	(28)
Repayment of notes receivable from stockholders	—	—	—	15
Proceeds from exercise of common stock options	216	37	528	166

Net cash provided by financing activities	216	9	528	15,150
Effect of exchange rate change on cash and cash equivalents	(19)	—	(79)	—
Net (decrease) increase in cash and cash equivalents	(5,204)	(13,216)	648	(2,536)
Cash and cash equivalents at beginning of the period	20,810	28,174	14,958	17,494

Cash and cash equivalents at end of the period	$15,606	$14,958	$15,606	$14,958

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Net (Loss) Income to Non-GAAP Net Income:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(2,442)	$1,075	$(1,176)	$2,834
Purchase accounting deferred revenue adjustment	1,084	—	1,490	—
Amortization of intangible assets	532	236	1,268	864
Amortization of acquired software	324	42	553	168
Stock-based compensation	1,588	1,086	5,197	3,949
Acquisition related costs	1,256	—	1,506	134
Distribution of acquisition escrow	—	(223)	—	(223)
Tax effect of adjustments	(705)	(173)	(3,378)	(1,310)

Non-GAAP net income	$1,637	$2,043	$5,460	$6,416

Non-GAAP net income per share:
Basic	$0.07	$0.09	$0.25	$0.30
Diluted	$0.07	$0.09	$0.24	$0.29

Weighted average shares outstanding used in computing per share amounts:
Basic	22,433	22,042	22,285	21,673
Diluted	22,822	22,519	22,712	22,241

Reconciliation of (Loss) Income from Operations to Non-GAAP Income from Operations:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
(Loss) income from operations	$(2,083)	$1,962	$(1,086)	$5,316
Purchase accounting deferred revenue adjustment	1,084	—	1,490	—
Amortization of intangible assets	532	236	1,268	864
Amortization of acquired software	324	42	553	168
Stock-based compensation	1,588	1,086	5,197	3,949
Acquisition related costs	1,256	—	1,506	134

Non-GAAP income from operations	$2,701	$3,326	$8,928	$10,431

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Operating expenses	$15,446	$8,449	$47,281	$34,782
Amortization of intangible assets	(532)	(236)	(1,268)	(864)
Stock-based compensation	(1,479)	(986)	(4,897)	(3,636)
Acquisition related costs	(1,256)	—	(1,506)	(134)

Non-GAAP operating expenses	$12,179	$7,227	$39,610	$30,148

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$6,584	$6,061	$20,380	$17,407
Purchase of property and equipment	(115)	(1,297)	(1,825)	(2,058)
Capitalization of software development costs	(934)	(409)	(3,113)	(1,004)

Free cash flow	5,535	4,355	15,442	14,345
Acquisition related costs	56	—	306	134
Distribution of acquisition escrow	—	(223)	—	(223)

Adjusted free cash flow	$5,591	$4,132	$15,748	$14,256

RECONCILIATION DATA

(UNAUDITED)

(in thousands)

Reconciliation of Revenues to Non-GAAP Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$19,704	$14,230	$66,465	$53,438
Purchase accounting deferred revenue adjustment	1,084	—	1,490	—

Non-GAAP Revenues	$20,788	$14,230	$67,955	$53,438

Reconciliation of Cost of Revenues to Non-GAAP Cost of Revenues:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cost of revenues	$6,341	$3,819	$20,270	$13,340
Amortization of acquired software	(324)	(42)	(553)	(168)
Stock-based compensation	(109)	(100)	(300)	(313)

Non-GAAP Cost of revenues	$5,908	$3,677	$19,417	$12,859

Reconciliation of Research and Development to Non-GAAP Research and Development:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Research and development	$6,283	$2,563	$17,188	$11,233
Stock-based compensation	(444)	(220)	(1,217)	(1,014)
Acquisition related costs	(600)	—	(600)	—

Non-GAAP Research and development	$5,239	$2,343	$15,371	$10,219

Reconciliation of Sales and Marketing to Non-GAAP Sales and Marketing:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Sales and marketing	$5,719	$3,467	$17,907	$14,282
Stock-based compensation	(501)	(288)	(1,510)	(1,142)
Acquisition related costs	(600)	—	(600)	—

Non-GAAP Sales and marketing	$4,618	$3,179	$15,797	$13,140

Reconciliation of General and Administrative to Non-GAAP General and Administrative:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
General and administrative	$2,912	$2,183	$10,918	$8,403
Stock-based compensation	(534)	(478)	(2,170)	(1,480)
Acquisition related costs	(56)	—	(306)	(134)

Non-GAAP General and administrative	$2,322	$1,705	$8,442	$6,789

Reconciliation of Amortization of Intangible Assets to Non-GAAP Amortization of Intangible Assets:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Amortization of intangible assets	$532	$236	$1,268	$864
Amortization of intangible assets	(532)	(236)	(1,268)	(864)

Non-GAAP Amortization of intangible assets	$—	$—	$—	$—

Reconciliation of Other (Expense) Income to Non-GAAP Other (Expense) Income:	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Other (expense) income	$(41)	$218	$(82)	$207
Distribution of acquisition escrow	—	(223)	—	(223)

Non-GAAP Other (expense) income	$(41)	$(5)	$(82)	$(16)

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Revenue Outlook to Non-GAAP Revenue Outlook:	Three Months Ended March 31, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Revenues	$19,800	$20,200	$86,100	$90,100
Purchase accounting deferred revenue adjustment	900	900	2,900	2,900

Non-GAAP revenues	$20,700	$21,100	$89,000	$93,000

Reconciliation of (Loss) Earnings per Share Outlook to Non-GAAP Earnings per Share Outlook:	Three Months Ended March 31, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Loss per share	$(0.07)	$(0.06)	$(0.17)	$(0.13)
Purchase accounting deferred revenue adjustment per share	0.04	0.04	0.13	0.13
Amortization of intangible assets per share and acquired	0.03	0.03	0.14	0.14
software per share
Stock-based compensation per share	0.08	0.08	0.31	0.31
Acquisition related costs per share	0.05	0.05	0.21	0.21
Tax effect of adjustments per share	(0.07)	(0.07)	(0.28)	(0.28)

Non-GAAP earnings per share	$0.06	$0.07	$0.34	$0.38

Reconciliation of Net Cash Provided by Operating Activities Outlook to Adjusted Free Cash Flow Outlook:			Twelve Months Ended December 31, 2013
			Low end of Range	High end of Range
Net cash provided by operating activities			$24,700	$27,700
Purchase of property and equipment			(3,500)	(3,500)
Capitalization of software development costs			(5,600)	(5,600)
Acquisition related costs			2,400	2,400

Adjusted free cash flow			$18,000	$21,000